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                                                                    EXHIBIT 99.2

                        REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of this 18th; day of December, 1997 by and between Walnut Financial Services, Inc., a Utah corporation ("WFS"), Lawrence Kaplan,
Frank Skelly, Craig Gross, Theodore Burns and Paul Savage (individually, a "Warrant Purchaser" and, collectively, the "Warrant Purchasers"), those parties listed on Exhibit A attached hereto and made a part hereof, each of whom has executed a supplemental signature page hereto (individually, a "Purchaser" and, collectively, the "Purchasers", and, collectively, with the Warrant Purchasers, the "Holders"), and Walsh Manning Securities, LLC, a New York limited liability company (the "Placement Agent").

                                   RECITALS

     A. Pursuant to a Warrant Purchase Agreement dated as of October 15, 1997 (the "Purchase Agreement") by and between the Warrant Purchasers and WFS, the Warrant Purchasers have purchased in the aggregate 1,000,000 Class A Warrants of WFS.

     B. Pursuant to a private placement consummated in October, 1997 (the "Private Placement"), each of the Purchasers has purchased units (the "Units") of WFS, with each Unit consisting of 50,000 shares of WFS' common stock, $.01 par value per share (the "Common Stock"), and 35,000 Class A Redeemable Common Stock purchase warrants (the "Class A Warrants").

     C. In connection with the Private Placement and the Purchase Agreement, WFS has agreed to provide certain registration rights to the Holders, which registration rights are hereby provided on the terms and conditions of this Agreement.

                                  AGREEMENT

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

        a. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

        b. "Registrable Securities" shall mean the Common Stock and the Common Stock underlying the Class A Warrants, in each case as issued to a Holder in connection with the Private Placement or the Purchase Agreement, and any Common Stock issued or issuable with respect to such securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.



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           As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have (i) been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (ii) are eligible for resale to the public in accordance with Rule 144 under the Securities Act by a Holder (or any similar rule or regulation then in force), or (iii) been otherwise transferred and new certificates for them not bearing a Securities Act restrictive legend have been delivered by WFS. Whenever any particular securities cease to be Registrable Securities, the holder thereof will be entitled to receive from WFS, at such holder's sole cost and expense, new securities of like tenor not bearing a restrictive legend.

     c. "Registration Expenses" shall mean all expenses incident to the performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons or entities retained in connection therewith.

     d. "Registration Statement" shall mean a registration statement filed pursuant to the Securities Act on Form S-1, S-2, S-3 or any similar form pursuant to which the Registrable Securities may be registered.

     e. "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

2.   PIGGYBACK REGISTRATIONS.

     a. RIGHT TO PIGGYBACK. Whenever WFS proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration (as defined in paragraph 3 below) and other than a registration on Form S-4 or S-8 or any other registration in connection with an acquisition by WFS) and the registration form to be used may be used for the registration of any Registrable Securities (a "Piggyback Registration"), WFS will (i) give at least 30 days prior written notice to all Holders of its intention to file such a Registration Statement, and (ii) include in such registration all Registrable Securities in accordance with the priorities set forth in paragraphs 2(c) and 2(d) below with respect to which WFS has received written requests for inclusion therein within 20 days after the applicable Holder's receipt of WFS' notice.

     b. PIGGYBACK EXPENSES. All Registration Expenses incurred by WFS in connection with any Piggyback Registration will be paid by WFS. All Registration Expenses incurred by a Holder in connection with any Piggyback Registration will be paid by such Holder.




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     c.    PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an
           underwritten primary registration on behalf of WFS and the managing underwriters advise WFS in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, WFS will include in such registration (i) first, the securities that WFS proposes to sell, and (ii) second, the Registrable Securities and other securities requested to be included in such registration, pro rata among the Holders and the holders of any other securities requested to be included therein on the basis of the number of Registrable Securities or other securities being requested for registration which are owned by such persons.

     d. PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of WFS' securities and the managing underwriters advise WFS in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, WFS will include in such registration (i) first, the securities requested to be included therein by the holders of securities requesting such registration, and (ii) second, the Registrable Securities and other securities requested to be included in such registration, pro rata among the Holders and the holders of any other securities requested to be included therein on the basis of the number of Registrable Securities or other securities being requested for registration which are owned by such persons.

3.   DEMAND REGISTRATIONS.

     a. REQUESTS FOR REGISTRATION. Subject to the terms of this Agreement, the Placement Agent, at any time after the date which is six months after the final closing of the Private Placement, may request that WFS file a Registration Statement with respect to all or part of the Holders' Registrable Securities. Within 15 days after receipt of any such request, WFS will give written notice of such request to each of the other Holders and will include in such registration all Registrable Securities with respect to which WFS has received written requests for inclusion therein within 20 days after the applicable Holder's receipt of WFS' notice. All registrations requested pursuant to this Paragraph 3 are referred to herein as "Demand Registrations."

     b. NUMBER OF DEMAND REGISTRATIONS. The Placement Agent will be entitled to request one Demand Registration solely with respect to the Registrable Securities held by the Warrant Purchasers (excluding the Purchasers) and one Demand Registration with respect to the Registrable Securities held by the Holders, and in each such case WFS will pay all Registration Expenses. A registration will not count as one of the permitted Demand Registrations (i) until it has become effective (unless such registration has not become effective due to the fault of the Placement Agent or the Holders that request to participate in such registration, as



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           the case may be) and (ii) unless the Placement Agent or the Holders, as the case may be, are able to register at least seventy-five percent (75%) of the Registrable Securities requested to be included in such registration (unless such persons are not so able to register such Registrable Securities due to the fault of such persons).

     c. PRIORITY ON DEMAND REGISTRATIONS. In the case of the Demand Registration relating solely to Registrable Securities held by the Warrant Purchasers, if other securities (other than Registrable Securities held by the Placement Agent) are to be included in such Demand Registration, and such Demand Registration is an underwritten offering in which the managing underwriters advise WFS in writing that in their opinion the number of the Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering, WFS shall include in such registration all of the Warrant Purchasers' Registrable Securities requested to be registered prior to the inclusion of Registrable Securities of any Purchaser, and shall include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included by the Purchasers which in the opinion of such underwriters can be sold, pro rata among the respective Purchasers on the basis of the number of Registrable Securities so required to be included therein. In the case of the Demand Registration relating to all of the Registrable Securities, if other securities (other than Registrable Securities) are to be included in such Demand Registration, and such Demand Registration is an underwritten offering in which the managing underwriters advise WFS in writing that in their opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering, WFS will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold, pro rata among the respective Holders on the basis of the number of Registrable Securities so requested to be included therein.

4. HOLDBACK AGREEMENT. In connection with any underwritten Piggyback Registration, each Holder agrees not to effect any public sale or distribution of equity securities of WFS, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven days prior to and ending on the date which is 90 days after the effective date of any such underwritten Piggyback Registration in which Registrable Securities are included on behalf of said Holder, unless the underwriters managing the registered public offering otherwise agree.

5. REGISTRATION PROCEDURES. Whenever any holder has requested that any Registrable Securities be registered pursuant to this Agreement, WFS will use its best efforts to:

     a. effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto, WFS will as expeditiously as possible prepare and file with the Securities and Exchange Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective;

     b. prepare and file with the Securities and Exchange Commission (the "SEC") such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

     c. furnish to each Holder such number of copies of such Registration Statement, each amendment and supplement thereto and the prospectus included in such Registration Statement (including each preliminary prospectus) as such Holder may reasonably require; and furnish to Placement Agent copies of all correspondence with the SEC with respect to such Registration Statement;

     d. register or qualify, as the case may be, such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder may reasonably request and do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of Registrable Securities owned by such Holder (provided that WFS will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

     e. notify the Placement Agent, at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Placement Agent, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; and

     f. provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement.

6.   INDEMNIFICATION.

     a. WFS agrees to indemnify, to the extent permitted by law, each Holder, its officers and directors and each person or entity who controls such Holder (within the meaning of the Securities Act) against, and to pay to such persons the amount of, all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein, except insofar as the same are caused by or contained in any information furnished to WFS by such Holder in writing expressly for use therein or which such Holder failed to provide after being so requested or by such Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after WFS has furnished such Holder with a sufficient number of copies of the same or which is otherwise attributable to the negligence or willful misconduct of such Holder. In connection with an underwritten offering, WFS will indemnify such underwriters, their officers and directors and each person or entity who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

     b. In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to WFS in writing, within 15 days after request therefor, such information and affidavits as WFS reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify WFS, its directors and officers and each person or entity who controls WFS (within the meaning of the Securities Act), against, and will pay to such persons the amount of, all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained or required to be contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained or required to be contained in any information or affidavit so furnished or required to be so furnished in writing by such Holder.

     c. Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     d. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and will survive the transfer of securities.

7. CURRENT PUBLIC INFORMATION. At all times after WFS has filed a Registration Statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act in connection with a registration pursuant to this Agreement, and such Registration Statement has been declared effective, WFS will file all reports required to be filed by it pursuant to the Securities Act or the Exchange Act, and will take such further action as any Holder may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to (i) Rule 144 under the Securities Act (or any similar rule or regulation then in force), or (ii) an effective Registration Statement.

8.   MISCELLANEOUS.

     a. POWER OF ATTORNEY. Each Holder, by its execution hereof, hereby makes, constitutes and appoints the Placement Agent as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead to make, execute, sign, acknowledge, swear to, record and file any amendment, supplement or modification to this Agreement and any certificate or other instrument deemed advisable by the Placement Agent to carry out the provisions of this Agreement and applicable law. The foregoing power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable, may be exercised by the Placement Agent either by signing as attorney-in-fact for each Holder or, after listing all of the Holders executing an instrument, by a single signature of the Placement Agent acting as attorney-in-fact for all of them, and shall survive the delivery of an assignment by a Holder of the whole or any fraction of its Registrable Securities.

     b. REMEDIES. Any person or entity having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

     c. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended and WFS may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if WFS has obtained the written consent of the Placement Agent.

     d. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     e. HEADINGS. The headings of various paragraphs of this Agreement have been inserted for reference only and shall not be a part of this Agreement.

     f. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such provisions shall be ineffective to the extent of such invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     g. GOVERNING LAW. This Agreement has been negotiated and delivered at Chicago, Illinois, and shall be governed by and construed in accordance with the internal laws of the State of Illinois without reference to (i) its judicially or statutorily pronounced rules regarding conflict of laws or choice of law; (ii) where any instrument is executed or delivered; (iii) where any payment or other performance required by any such instrument is made or required to be made; (iv) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues;
           (v) where any action or other proceeding is instituted or pending;
           (vi) the nationality, citizenship, domicile, principal place of business, or jurisdiction or organization or domestication of any party; (vii) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Illinois; or (viii) any combination of the foregoing.

     h. NOTICES. Any notice required or permitted to be given hereunder shall be in writing, and shall be either (i) personally delivered,
           (ii) sent by U.S. certified or registered mail, return receipt requested, postage prepaid, or (iii) sent by Federal Express or other reputable common carrier guaranteeing next business day delivery, to the respective addresses of the parties set forth below, or to such other place as any party hereto may by notice given as provided herein designate for receipt of notices hereunder. Any such notice shall be deemed given and effective upon receipt or refusal of receipt thereof by the primary party to whom it is to be sent.

    If to WFS to:                 Walnut Financial Services, Inc.
                                  8000 Towers Crescent Drive, Suite 1070
                                  Vienna, Virginia 22182
                                  Attention: Mr. Joel S. Kanter

    with a required copy to:      Barack Ferrazzano Kirschbaum
                                    Perlman & Nagelberg
                                  333 West Wacker Drive
                                  Suite 2700
                                  Chicago, Illinois 60606
                                  Attention: Gretchen Anne Trofa, Esq.

    If to the Placement
      Agent to:               Walsh Manning Securities, LLC
                                  90 Broad Street
                                  New York, New York 10004
                                  Attention: Mr. Theodore Burns

    with a copy to:               McLaughlin & Stern LLP
                                  260 Madison Avenue, 18th Floor
                                  New York, New York 10016
                                  Attention: David W. Sass, Esq.

    If to a Holder to:            The address of such Holder shown on Exhibit A


i. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding among the parties with regard to the subject matter hereof, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants respecting such subject matter not expressly set forth herein.

j. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                WALNUT FINANCIAL SERVICES, INC.,
                                a Utah corporation



                                By:  /s/ Joel S. Kanter
                                     --------------------------------------
                                Its: President
                                     --------------------------------------


                                WALSH MANNING SECURITIES, LLC,
                                a New York limited liability company



                                By:  /s/ Theodore Burns
                                     --------------------------------------
                                Its: Vice President
                                     --------------------------------------


                     [ADDITIONAL SIGNATURE PAGES FOLLOW]

                        REGISTRATION RIGHTS AGREEMENT
                         SUPPLEMENTAL SIGNATURE PAGE

                              WARRANT PURCHASERS

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



Address:                                    /s/ Lawrence Kaplan
        ----------------------------     --------------------------------------
                                         Lawrence Kaplan
------------------------------------

------------------------------------

Address:                                    /s/ Frank Skelly
        ----------------------------     --------------------------------------
                                         Frank Skelly
------------------------------------

------------------------------------


Address:                                    /s/ Craig Gross
        ----------------------------     --------------------------------------
                                         Craig Gross
------------------------------------

------------------------------------


Address:                                    /s/ Theodore Burns
        ----------------------------     --------------------------------------
                                         Theodore Burns
------------------------------------

------------------------------------


Address:                                    /s/  Paul Savage
        ----------------------------     --------------------------------------
                                         Paul Savage
------------------------------------

------------------------------------

                                  EXHIBIT A



                                 PURCHASERS